Exhibit 5.1


                     [On the letterhead of Allen & Gledhill]


Flextronics International Ltd.
11 Ubi Road 1, #07-01/02,
Meiban Industrial Building,
Singapore 408723.
                                                                 4th April, 2000

Dear Sirs,


                      Registration Statement on Form S-8 of
                 Flextronics International Ltd. (the "Company")

1. At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") filed or to be filed by the Company with the Securities and Exchange Commission on or about 4th April, 2000 in connection with the registration under the Securities Act of 1933, as amended, of:-

     (a) an aggregate of 4,000,000 ordinary shares of S$0.01 each in the capital of the Company ("Ordinary Shares") (the "1993 Option Shares") subject to issuance by the Company upon the valid exercise of subscription rights represented by outstanding share options granted under 1993 Share Option Plan adopted by the Company (the "1993 Plan");

     (b) an aggregate of 1,243,634 Ordinary Shares (the "1993 DII Option Shares") subject to issuance by the Company upon the valid exercise of subscription rights represented by outstanding share options granted under The DII Group, Inc. 1993 Share Option Plan adopted by the Company (the "1993 DII Plan");

     (c) an aggregate of 3,885,239 Ordinary Shares (the "1994 DII Option Shares") subject to issuance by the Company upon the valid exercise of subscription rights represented by outstanding share options granted under The DII Group, Inc. 1994 Stock Incentive Plan adopted by the Company (the "1994 DII Plan");

     (d) an aggregate of 106,222 Ordinary Shares (the "Orbit Option Shares") subject to issuance by the Company upon the valid exercise of subscription rights represented by outstanding share options granted under the Orbit Semiconductor, Inc. 1994 Stock Incentive Plan adopted by the Company (the "Orbit Plan"); and

     (e) an aggregate of 5,957 Ordinary Shares (the "KMOS Option Shares") subject to issuance by the Company upon the valid exercise of subscription rights represented by outstanding share options granted under the KMOS Semi-Custom Designs, Inc. 1989 Stock Option Plan adopted by the Company (the "1989 KMOS Plan") and the KMOS Semi-Custom Designs, Inc. 1990 Non-Qualified Stock Option Plan adopted by the Company (the "1990 KMOS Plan");

     (the 1993 Option Shares, the 1993 DII Option Shares, the 1994 DII Option Shares, the Orbit Option Shares and the KMOS Option Shares are hereinafter collectively referred to as the "Option Shares").

2. As your Singapore counsel, we have examined the proceedings taken by the Company in connection with:-

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     (a)  the adoption of each of the 1993 Plan, the 1993 DII Plan, the 1994 DII
          Plan, the Orbit Plan, the 1989 KMOS Plan and the 1990 KMOS Plan;

     (b) the increase in the maximum number of Ordinary Shares authorised for issuance under the 1993 Plan; and

     (c) the allotment and issuance of new Ordinary Shares arising from the exercise of the subscription/purchase rights represented by outstanding share options granted under each of the 1993 Plan, the 1993 DII Plan, the 1994 DII Plan, the Orbit Plan, the 1989 KMOS Plan and the 1990 KMOS Plan respectively (the "Company's Allotment Procedures").

3. We have also made such other examinations of law and fact as we have considered necessary in order to form a basis for the opinion hereafter expressed.

4.   Based on the foregoing and assuming that:-

     (a) the total issued and paid-up share capital of the Company consequent upon the issue of the Option Shares from time to time will not exceed the authorised share capital of the Company at any time; and

     (b) there shall be subsisting a valid authority given pursuant to Section 161 of the Singapore Companies Act, Chapter 50 in respect of the issue of the Option Shares from time to time,

     we are of the opinion that the Option Shares allotted and issued by the Company (i) upon the exercise of the subscription rights represented by outstanding share options granted under each of the 1993 Plan, the 1993 DII Plan, the 1994 DII Plan, the Orbit Plan, the 1989 KMOS Plan and the 1990 KMOS Plan in accordance with their respective terms against full payment of the applicable exercise price, (ii) pursuant to the Company's Allotment Procedures, and (iii) represented by share certificates issued by the Company in respect of such Option Shares, will be legally issued and fully-paid.

5. We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto.


                                        Yours faithfully,

                                        /s/ Allen & Gledhill